UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 14, 2017

VirnetX Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

308 Dorla Court, Suite 206
Zephyr Cove, Nevada 89448
(Address of principal executive offices, including zip code)

(775) 548-1785
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by VirnetX Holding Corporation (the “Company”) on June 6, 2017, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”), a Revenue Sharing Agreement and a Gabriel License Agreement with Public Intelligence Technology Associates, kk (Japanese Corporation) (“Investor”).  Pursuant to the Purchase Agreement, the Company agreed to issue and sell to Investor 5,494,505 shares of Common Stock in a private placement pursuant to an exemption from registration provided by 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) for a total purchase price of approximately $20,000,000, or $3.64 per share (the “Share Purchase”).

As previously disclosed in the Current Report on Form 8-K filed with the SEC by the Company on June 28, 2017, on June 27, 2017, the Company and Investor mutually agreed that the date for the closing of the Share Purchase shall be extended to July 17, 2017.

Investor has recently informed the Company that the closing of the Share Purchase will not occur on July 17, 2017 because Investor’s financing sources have not yet completed their diligence of Investor. The Company believes that the closing of the Share Purchase will occur in the future, as the Company is continuing discussions with Investor and assisting in the due diligence process being conducted by Investor’s financing sources with the goal of facilitating the closing of the Share Purchase. However, although the closing of the Share Purchase is not subject to any conditions, the Company cannot provide assurance that Investor will be able to obtain financing and consummate the closing of the Share Purchase or when the closing of the Share Purchase may occur. The Company will continue to reevaluate its position based on its ongoing discussions with Investor.  In the event that the Investor is unable to complete the Share Purchase, the Company will evaluate alternatives available to it; however, the Company cannot be certain it will be able to recover the consideration due to it under the Purchase Agreement.

Note About Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not statements of historical or current fact, including statements regarding our expectations on the closing of the Share Purchase, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on expectations, estimates and projections about the markets in which the Company operates, management’s beliefs, and certain assumptions made by management and involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking  statements, including but not limited to: (1) the risk that the Share Purchase will not close in a timely manner or close at all; (2) the outcome of any legal proceedings that have been or may be initiated by the Company or that may be initiated against the Company, including pending and future inter partes review proceedings in the Patent and Trademark Office; (3) the ability to capitalize on the Company’s patent portfolio and generate licensing fees and revenues; (4) the ability of the Company to be successful in entering into licensing relationships with its targeted customers on commercially acceptable terms; (5) potential challenges to the validity of the Company’s patents underlying its licensing opportunities; (6) the ability of the Company to achieve widespread customer adoption of the Company’s Gabriel Communication Technology™ and its secure domain name registry; (7) the level of adoption of the 3GPP Series 33 security specifications; (8) whether or not the Company’s patents or patent applications may be determined to be or become essential to any standards or specifications in the 3GPP LTE, SAE project or otherwise; (9) the extent to which specifications relating to any of the Company’s patents or patent applications may be adopted as a final standard, if at all; and (10) the possibility that Company may be adversely affected by other economic, business, and/or competitive factors. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including those under the heading “Risk Factors” in Company’s Annual Report on Form 10-K filed on March 16, 2017 and Quarterly Report on Form 10-Q filed with the SEC on May 8, 2017. Many of the factors that will determine the outcome of the subject matter of this Current Report on Form 8-K are beyond the Company’s ability to control or predict. Except as required by law, the Company is under no duty to update any of the forward-looking statements after the date of this Current Report on Form 8-K to conform to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VirnetX Holding Corporation

By:	/s/ Kendall Larsen
Kendall Larsen
Chief Executive Officer

Dated: July 14, 2017